Exhibit 99.1
FOR IMMEDIATE RELEASE
Agilysys Reports Unaudited Fiscal 2007 Fourth-Quarter and Full-Year Results
Reflecting Divestiture of Distribution Business
•	Announces Acquisition of Innovativ, Largest U.S. Commercial Reseller of Sun Products

•	Company to be an $800 Million Solution Provider on a Pro Forma Basis

•	Fourth-Quarter Sales of $118 Million from Continuing Operations with Gross Margin of 27%
BOCA RATON, Fla. – May 25, 2007 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of IT solutions, today announced fiscal 2007 unaudited fourth-quarter and full-year results for the periods ended March 31, 2007.
Strategic Transformation
As previously announced, on March 31, 2007 Agilysys closed the sale of its KeyLink Systems Distribution Business assets to Arrow Electronics, Inc. for $485 million in cash, subject to a working capital adjustment, to focus exclusively on growing its IT solutions business. For purposes of financial reporting, this business is now treated as discontinued operations in the accompanying unaudited condensed financial statements.
Over the last six months, in addition to the divestiture of KeyLink Systems, Agilysys has announced three acquisitions. These include Visual One Systems, a leading developer and marketer of Microsoft® Windows®-based software for the hospitality industry; Stack Computer, a premier technology integrator with a strong focus in high availability storage infrastructure solutions; and, as announced in a separate news release today, an agreement to acquire Innovativ Systems Design, Inc., the largest U.S. commercial reseller of Sun Microsystems servers and storage products.
Arthur Rhein, chairman, president and chief executive officer of Agilysys, said, “I am extremely pleased with our progress. We have completed our transformation to a business focused solely on selling IT solutions direct to end customers. In addition, we continue to execute our strategic plan, including accelerating growth through acquisitions as a solution provider.”
Acquisition of Innovativ
Agilysys announced today that it has entered a definitive agreement to acquire Innovativ Systems Design. Innovativ is an integrator and value-added reseller of servers, enterprise storage management products and professional services, and has a strong financial services and telecommunications industry presence. This acquisition will further diversify Agilysys’ supplier mix, establish new markets and broaden Agilysys’ customer base. Through the addition of Sun, the acquisition will also expand Agilysys’ offerings to now include four of the most pervasive computer technology suppliers: EMC, HP, IBM and Sun. Over the trailing 12 months ended March 31, 2007, Innovativ generated revenues of approximately $256 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) in excess of $20 million.
Acquisition of Stack Computer
On April 2, 2007, Agilysys announced the acquisition of Stack Computer, a privately held technology integrator with a strong focus in EMC-based high availability storage infrastructure solutions. Stack’s customers include leading corporations in the financial services, healthcare and manufacturing industries. Strategically, the acquisition provides Agilysys with product solutions and services offerings that significantly enhance its storage and professional services businesses. Stack has annual revenues of approximately $55 million. Stack’s product category sales mix consists of approximately 62% hardware, 27% software and 11% services.
Rhein added, “I believe our financial performance, over the last six months in particular, given the level of activity around the divestiture and multiple acquisitions, is quite impressive. This bodes well for the future as we narrow our focus on growing the business and continue to provide increased shareholder value.”
Continuing Operations
The descriptions for fourth-quarter and full-year results reflect financial information for Agilysys continuing operations.
Fiscal 2007 Fourth Quarter: Results from Continuing Operations
Sales for the fourth quarter increased 3% to $118.1 million, compared with $115.1 million in the fourth quarter of fiscal 2006.
Fiscal 2007 fourth-quarter sales of hardware products were $87.7 million. Software sales were $7.8 million. Services sales were $22.6 million.
Gross margin from continuing operations for the fourth quarter increased to 27.0% of sales from 22.3% for the fourth quarter of fiscal 2006.
Selling, general and administrative (SG&A) expenses from continuing operations for the fourth quarter of fiscal 2007 were $37.4 million, or 31.7% of sales, compared with $34.4 million, or 29.9% of sales in the same quarter a year ago. Fiscal 2007 fourth-quarter SG&A expenses include approximately $900,000 related to the company’s acquisition of Visual One Systems as well as legacy overhead costs associated with discontinued operations. Agilysys will realize cost savings in fiscal 2008 based on restructuring of the business.
Loss from continuing operations for the fourth quarter improved $1.0 million to $6.6 million, or 21 cents per share, compared with $7.6 million, or 25 cents per share in the same quarter a year ago.
Fiscal 2007 Full Year: Results from Continuing Operations
For the fiscal year ended March 31, 2007, sales were $474.6 million, an increase of 1.2% over the $469.0 million in sales reported for the prior year.
Full-year sales of hardware products were $348.5 million. Software sales were $33.3 million. Services sales were $92.8 million.
Gross margin was 25.4% of sales, up 2.6 percentage points, from 22.8% in fiscal 2006. SG&A expenses increased to 28.1% of sales, from 26.2% in the prior year. SG&A expenses include legacy overhead costs associated with discontinued operations.
Loss from continuing operations for the fiscal year improved $9.1 million to $11.6 million, or $0.38 per share, compared with a net loss from continuing operations in the previous year of $20.7 million, or $0.69 per share.
Restructuring Credit
Agilysys reported a net $2.5 million restructuring credit for fiscal 2007 fourth-quarter and full-year results. This included a $4.9 million credit resulting from the reversal of previous charge related to 2003 facility exit costs. The credit was partially offset by a restructuring charge of $2.4 million for severance and facility exit costs.
Business Outlook
In January 2007, upon announcing its intention to focus exclusively on selling IT solutions to corporate and public-sector customers, Agilysys established several long-term financial goals, including:

•	Grow sales from approximately $500 million to $1 billion within two years and to $1.5 billion in three years;

•	Target gross margins in excess of 20% and EBITDA margins of 6% within three years;

•	While in the near term return on invested capital will be diluted due to acquisitions and legacy costs, the company continues to target long-term return on capital of 15%.
Rhein said, “Following the close of Innovativ and including the recent acquisition of Stack Computer, Agilysys will have pro forma revenues in excess of $800 million, well ahead of our initial expectations.”
For fiscal 2008, the company currently estimates sales to be in the range of $770 million to $790 million. Full-year gross margin is expected to be approximately 23% of sales, with EBITDA margins of approximately 2% to 3% of sales.
Selling, general and administrative expenses are anticipated to be in the range of $170 million to $173 million, including stock option expense of $4.8 million and approximately $6 million in new investments in software development and additional customer-facing employees. Interest income is expected to be approximately $17 million and the company anticipates an effective tax rate of approximately 41.5% for the fiscal year. Based on an estimated 32 million shares outstanding, EPS is expected to be in the range of 40 to 50 cents per share.
Agilysys also expects fiscal 2008 capital expenditures of approximately $5 million and depreciation and amortization of approximately $12 million, subject to finalizing FAS 142 intangible asset analysis on Visual One, Stack and Innovativ.
Conference Call Information
A conference call to discuss the quarterly and full-year results is scheduled for 11 a.m. ET on Friday, May 25, 2007. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company’s Web site: www.agilysys.com. A taped replay of the conference call will be available at 2 p.m. ET on Friday, May 25, 2007, through midnight ET on Friday, June 8, 2007, accessible by dialing (877) 344-7529 or (412) 317-0088 (passcode #405938).
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its

Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Interested persons can obtain it free at the Securities and Exchange Commission’s Web site, www.sec.gov.
About Agilysys
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select vertical markets, including retail and hospitality. The company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Boca Raton, Fla., Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China.
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Analysts/Investor Contact:	Martin Ellis Executive Vice President, Treasurer and Chief Financial Officer Agilysys, Inc. 561-999-8780 martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-519-8160
julie.young@agilysys.com

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31
(In thousands, except share and per share data)	2007	2006
Net sales	$118,093	$115,092
Cost of goods sold	86,162	89,410

Gross margin	31,931	25,682
Operating expenses
Selling, general and administrative expenses	37,431	34,413
Restructuring (credits) charges	(2,576)	216

Operating loss	(2,924)	(8,947)
Other (income) expense
Other expense (income), net	4,803	(753)
Interest (income) expense, net	(659)	386
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—	—

Loss before income taxes	(7,068)	(8,580)
Provision for income taxes	(517)	(981)
Distributions on Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—	—

Loss from continuing operations	(6,551)	(7,599)
Discontinued operations
Income from operations of discontinued components, net of taxes	11,311	13,579
Gain on disposal of discontinued component, net of taxes	195,952	—

Income from discontinued operations	207,263	13,579

Net income	$200,712	$5,980

Earnings per share - basic and diluted
Loss from continuing operations	$(0.21)	$(0.25)
Income from discontinued operations	6.67	0.45

Net income	$6.46	$0.20

Weighted average shares outstanding - basic and diluted	31,052,584	30,357,151

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended March 31
(In thousands, except share and per share data)	2007	2006
Net sales	$474,570	$468,984
Cost of goods sold	353,863	362,015

Gross margin	120,707	106,969
Operating expenses
Selling, general and administrative expenses	133,185	123,058
Restructuring (credits) charges	(2,531)	5,337

Operating loss	(9,947)	(21,426)
Other (income) expense
Other expense (income), net	6,025	(1,094)
Interest (income) expense, net	(2,402)	1,618
Loss on redemption of Mandatorily Redeemable Convertible Trust Preferred Securities	—	4,811

Loss before income taxes	(13,570)	(26,761)
Provision for income taxes	(1,935)	(6,966)
Distributions on Mandatorily Redeemable Convertible Trust Preferred Securities, net of taxes	—	949

Loss from continuing operations	(11,635)	(20,744)
Discontinued operations
Income from operations of discontinued components, net of taxes	48,761	48,858
Gain on disposal of discontinued component, net of taxes	195,729	—

Income from discontinued operations	244,490	48,858

Net income	$232,855	$28,114

Earnings per share - basic and diluted
Loss from continuing operations	$(0.38)	$(0.69)
Income from discontinued operations	7.97	1.63

Net income	$7.59	$0.94

Weighted average shares outstanding - basic and diluted	30,683,766	29,935,200

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31
(In thousands)	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$604,667	$147,850
Accounts receivable, net	116,735	111,903
Inventory, net	9,922	10,045
Deferred income taxes	3,092	6,019
Prepaid expenses and other current assets	3,494	2,178
Assets of discontinued operations — current	206	205,077

Total current assets	738,116	483,072
Goodwill	93,197	82,580
Intangible assets, net	8,716	11,854
Investments in affiliated companies	11,231	18,821
Other non-current assets	30,701	25,736
Property and equipment, net	17,279	16,351
Assets of discontinued operations — noncurrent	—	123,925

Total assets	$899,240	$762,339

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$84,286	$54,152
Income taxes payable	134,607	3,690
Accrued liabilities	32,189	36,466
Current portion of long-term debt	116	59,587
Liabilities of discontinued operations — current	162	186,297

Total current liabilities	251,360	340,192
Other long-term liabilities	20,813	20,755
Liabilities of discontinued operations — noncurrent	223	16,216
Shareholders’ equity	626,844	385,176

Total liabilities and shareholders’ equity	$899,240	$762,339

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Year Ended March 31
(In thousands)	2007	2006
Operating activities:
Net income	$232,855	$28,114
Less: Income from discontinued operations	(244,490)	(48,858)

Loss from continuing operations	(11,635)	(20,744)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities (net of effects from business acquisitions):
Investment impairment	5,892	—
Gain on redemption of investment by affiliated company	—	(622)
Loss on redemption of Preferred Securities	—	4,811
Loss on disposal of plant and equipment	1,501	302
Depreciation	1,565	1,822
Amortization	6,928	7,572
Deferred income taxes	661	(3,469)
Stock based compensation	3,619	—
Excess tax benefit from exercise of stock options	(1,854)	—
Changes in working capital:
Accounts receivable	(3,939)	(15,344)
Inventory	122	1,165
Accounts payable	30,136	(8,873)
Accrued liabilities	124,705	3,479
Other working capital	(1,316)	4,752
Other	(2,908)	(435)

Total adjustments	165,112	(4,840)

Net cash provided by (used for) operating activities	153,477	(25,584)

Investing activities:
Proceeds from sale of investment in affiliated company	—	788
Purchase of marketable securities	—	(6,822)
Proceeds fom sale of business	485,000	—
Acquisition of business, net of cash acquired	(10,613)	(27,964)
Purchases of property and equipment	(6,250)	(3,252)
Proceeds from escrow settlement	423	—

Net cash provided by (used for) investing activities	468,560	(37,250)

Financing activities:
Redemption of Preferred Securities	—	(107,536)
Principal payment under long-term obligations	(59,567)	(286)
Issuance of common shares	10,107	5,442
Excess tax benefit from exercise of stock options	1,854	—
Dividends paid	(3,675)	(3,608)

Net cash used for financing	(51,281)	(105,988)

Effect of exchange rate changes on cash	(97)	367

Cash flows provided by (used for) continuing operations	570,659	(168,455)
Cash flows (used for) provided by discontinued operations	(113,842)	74,425

Net increase (decrease) in cash	456,817	(94,030)
Cash at beginning of year	147,850	241,880

Cash at end of year	$604,667	$147,850